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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 22nd day of January 1997, by and among AMERICAN BANK OF BRADENTON (the "Bank") and STUART M. GREGORY, an individual (the "Employee").

     WHEREAS, the Bank is a state bank, regulated by the Florida Comptroller's Office, Division of Banking, and is insured by the Federal Deposit Insurance Corporation, located in Bradenton, Florida; and

     WHEREAS, the Bank desires to increase its volume and market share of retail residential origination loans and related activities arising out of such lending services, and the Bank desires to employ the Employee in connection therewith; and

     WHEREAS, the Employee has experience in the origination and sale of such loans and related lending activities and the Employee is willing to be employed by the Bank as a loan officer on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the employment of the Employee by the Bank, and the other mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT AND DUTIES. The Bank hereby employs the Employee as a Residential Loan Production Manager and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth. As Residential Loan Production Manager, the duties of the Employer shall include the solicitation, organization and closing of residential loans on behalf of the Employer and the supervision of each Loan Officer (as that term is defined herein) in such activities and the performance of such other duties that the Employer may designate from time to time.

     2. TERM OF AGREEMENT. The effective date of this Agreement shall be January 22, 1997 and it shall remain effective and continue in force and effect for a period of three (3) years (the "Initial Term") unless earlier terminated in accordance with the provisions contained herein. Unless otherwise terminated in accordance herewith, this Agreement will be automatically extended after the Initial Term for successive one (1) year periods thereafter unless either party gives written notice of non-renewal to the other party (30) days prior to the expiration of the term of this Agreement then in effect.

     3. COMPENSATION. For all services rendered by the Employee under this Agreement, the Bank shall pay the Employee the compensation set forth below. All compensation payable to the Employee is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.
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          (a)  Base Salary. The Bank shall pay the Employee an annual salary of
               Seventy-Five Thousand Dollars ($75,000) payable in weekly installments the ("Base Salary").

          (b) Quarterly Bonus. Then Bank shall pay to the Employee, on or before the thirtieth (30th) following the end of each fiscal quarter that this Agreement is in effect, a Quarterly Bonus, which shall be equivalent to .08% of the Quarterly Residential Loan Productivity (as that term is hereinafter defined) for each Loan Officer (as that term is defined hereinafter). "Quarterly Residential Loan Productivity", as calculated for each Loan Officer, shall be equal to the total principal amount of all residential loans which that Loan Officer has been credited with originating and closing, which shall include loans sold by the Bank and those loans held in the Bank's portfolio, in the immediately preceding fiscal quarter. "Loan Officer" refers to each loan officer who is an employee of the Bank and who reports directly to the Employee in accordance with the Bank's organizational chart, as revised from time to time by the Bank.

          (c) Monthly Commission. The Bank shall pay to the Employee, on or before the third pay period of each month that this Agreement is in effect, a monthly commission on all residential loans originated and closed, which shall include loans sold by the Bank and those loans held in the Bank's portfolio, by the Employee and all Loan Officers in the Bank's portfolio, by the Employee and all Loan Officers in the immediately preceding calender month (the "Monthly Commission"). The Monthly Commission shall be due and payable if, and only if, fee income generated by the Bank from those residential loans originated and closed by the Employee and the Loan Officers for the immediately preceding calender month exceeds 1.25% of the Monthly Residential Loan Productivity (as defined below) for that month. If the fee income exceeds this threshold, the Bank shall pay the Employee a Monthly Commission as set forth above equivalent to 50% of the fee income in excess of 1.25% of the Monthly Residential Loan Productivity. For purposes of this Agreement, the "Monthly Residential Loan Productivity" shall equal the principal amount of all residential loans for which the Employee and the Loan Officers are credited with originating and closing in the immediately preceding calender month.

          (d) One-Time Bonus. In consideration for the Employee entering into this Agreement and the mutual covenants provided for herein, the Bank shall provide to the Employee a one-time only bonus worth Twenty-five Thousand Dollars ($25,000.00) ("Bonus"), which is due and payable by certified check made payable to the Employee on the effective date of this Agreement.


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     4.  BENEFITS.  The Employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees. In addition, during the first year of this Agreement and for each twelve (12) month period thereafter, the Employee shall be entitled to that period of days for vacation as is set from time to time by the Bank's corporate policy. The Employee shall also be entitled to all paid holidays given by the Bank to its other employees. The Employee shall also be entitled to all paid holidays given by the Bank to its other employees. The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one
(1) of the term of this Agreement to the next.

     5. TIME DEVOTED TO EMPLOYMENT. The Employee shall devote his entire time, attention and energies to the business of the Bank, and shall not, while employed by the Bank, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, this provision shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee.

     6. TERMINATION OF AGREEMENT. This Agreement shall terminate and the Employee's rights with respect to compensation, and any and all other rights of the Employee under this Agreement shall terminate (except as to compensation deemed earned under Section 3(a) prior to such termination):

               (i)   immediately upon the death of the Employee;

               (ii) immediately upon the Disability (as defined in this Section below) of the Employee;

               (iii) immediately for Cause (as defined in this Section below), upon the giving of notice thereof by the Corporation or the Employee as the case may be, or on such later date as such notice may specify;

               (iv) without Cause, upon thirty (30) days prior written notice from the Bank to the Employee in the case of termination of the Employee by the Bank; or

               (v) immediately, in the event that certain Asset Purchase Agreement by and among DesChamps and Gregory Mortgage Company, Inc., the Employee, W. Stuart Gregory, E. S. DesChamps, and T. R. Hayes and American Bancshares, Inc., is voided pursuant to Section 4.4 of such agreement.

     For purposes of this Section, the Employee shall be deemed to have or be subject to a "Disability" if: (1) for medical or psychological reasons, the Employee has been unable to


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perform his duties under this Agreement for thirty (30) consecutive days, or for a total period of sixty (60) days during the term of this Agreement, excluding vacation, as determined by the Bank's board of directors in its sole discretion; and (2) the Bank gives the Employee notice of such determination.

     For purposes of this Section, the term "Cause" shall mean any of the following with respect to the Employee, as determined by the Bank's board of directors in its sole discretion: (1) being charged with or convicted of any felony or any crime; (2) the commission or attempted commission of any act of willful misconduct or dishonesty; (3) malfeasance in the performance of his duties hereunder; or (4) negligence or incompetence in the performance of his duties hereunder. With respect to the Bank, the term "Cause" shall mean the material breach of the terms and conditions of this Agreement, for which no cure is provided by the Bank within thirty (30) days after receiving notice of such breach by the Employee to the Bank.

     7.  PROTECTIVE COVENANTS.

               (a) Reason for Protective Covenants. As part of its business, the Bank is engaged in various lending services. The parties recognize and acknowledge that the Bank has developed substantial good will, valuable relationships with customers, trade secrets and particular means or methods of conducting its business, all of which are worthy of protection. Under such circumstances, the parties further recognize and acknowledge that it is reasonable and necessary for the Employee, who is employed in a responsible position with the Bank, to enter into the protective covenants set forth in subparagraphs 7(b) and 7(c) of this Agreement.

               (b) Covenant Not to Disclose Trade Secrets and Confidential Information. It is expressly acknowledged by the Employee that customer lists, loans in progress, current and closed out loans, prospect lists, or lists of potential or actual customers of the Bank, documents reflecting the names and addresses of existing and potential customers, and information regarding profits, the methods by which the Bank serves its customers, as well as other business procedures, are the property of the Bank and constitute confidential trade secrets, or valuable confidential business or professional information, of the Bank. The Employee promises to maintain the confidentiality of such documents and information while employed by the Bank and agrees that he will not, directly or indirectly, disclose such information or documents to any natural or legal person, other than authorized employees or agents of the Bank, during the course of his employment or thereafter. The Employee also agrees to turn over all documents in his possession containing trade secrets of the Bank to authorized representatives of the Bank, together with any and all copies thereof, at the time he leaves the employ of the Bank, regardless of the reason for his termination.


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          (c)  Covenant Not to Solicit Customers. The Employee agrees that while employed by the Bank in any capacity, and for two (2) years following termination of his employment, whether voluntary or involuntary, with or without cause, he will not, directly or indirectly, for his own account or for the account of any other natural or legal person solicit any customer of the Bank to cease doing business with the Bank. Both parties agree that the two-year period provided in this paragraph shall be extended by any length of time during which the Employee is in breach of such covenant.

     8. EACH COVENANT IS AN INDEPENDENT AGREEMENT. It is agreed that each of the covenants set forth in Section 7 of this Agreement are agreements independent of any other provision of this Agreement. The existence of any claim or cause of action of the Employee against the Bank, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of such covenants. Notwithstanding the foregoing, the Bank agrees that the covenants contained in Section 7 of this Agreement shall terminate and the Employee shall be released from any obligations thereunder if this Agreement is properly terminated by the Employee under Section 6(iii) of this Agreement or the Bank terminates this Agreement in accordance with Section 6(iv).

     9. INJUNCTION AND ATTORNEYS' FEES. The Employee agrees that if the Employee violates any of the covenants contained in Section 7 of this Agreement, the Bank shall be entitled to injunctive relief to enforce such covenants. The Bank shall also be entitled to a reasonable attorneys' fee if it prevails in any lawsuit brought under this Agreement.

     10. NOTICES. In the case of any notice required or permitted to be given to either party under this Agreement, such notice shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Bank:               American Bank of Bradenton
                                   3647 44th Avenue West
                                   Bradenton, Florida 34210

                                   Attn: Gerald L. Anthony, President

     If to the Employee:           Stuart M. Gregory
                                   117 25th St. W.
                                   Bradenton, FL 34205

     11. WAIVER. The waiver by the Bank of a breach of any provision of this Agreement by the Employee shall not operate to be construed as a waiver of any subsequent breach by the Employee.


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     12.  BINDING EFFECT. The rights and obligations of the Bank under this
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank.

     13. CHANGES TO AGREEMENT. This Agreement may be changed only by an agreement in writing.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date of the aforesaid.

AMERICAN BANK OF BRADENTON              EMPLOYEE


By: /s/ Gerald L. Anthony               /s/ Stuart M. Gregory
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    Gerald L. Anthony                   Stuart M. Gregory
    President


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